                                 EXHIBIT 11(A)

      COMPUTATION OF EARNINGS PER SHARE, THREE MONTHS ENDED JUNE 30, 1996

                            STERLING SOFTWARE, INC.             EXHIBIT 11(A)
                       COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED JUNE 30, 1996
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                           FULLY
                                                PRIMARY   DILUTED
                                                -------   -------
Earnings:
  Earnings applicable to common
    stockholders.......................         $29,394   $29,394
                                                =======   =======
Shares:
  Weighted average of shares outstanding..       35,758    35,758
  Add common shares issued on assumed
    exercise of options and warrants......        2,771     2,775
  Less common shares assumed repurchased..       (1,565)   (1,560)
                                                -------   -------
                                                 36,964    36,973
                                                =======   =======
Earnings per common share:
  Primary................................       $   .80
  Fully diluted..........................       =======   $   .80
                                                          =======
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